SUB-ITEM 77C:  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     On November 15, 2004, a Special Meeting of Shareholders of The Government Street Equity Fund, The Government Street Bond Fund and The Alabama Tax Free Bond Fund was held to approve: (1) a new Investment Advisory Agreement with T. Leavell & Associates, Inc.; and (2) the retention of fees and the payment of fees to T. Leavell & Associates, Inc. for the period April 15, 1998 through the date of the Special Meeting of Shareholders. The total number of shares present in person or by proxy represented approximately 92.41% of the shares of The Government Street Equity Fund entitled to vote at the Special Meeting; 89.96% of the shares of The Government Street Bond Fund entitled to vote at the Special Meeting; and 83.95% of the shares of The Alabama Tax Free Bond Fund entitled to vote at the Special Meeting.

     The shareholders of each Fund voted to approve both of the proposals considered and voted upon at the Special Meeting. The votes cast with respect to each proposal were as follows:


GOVERNMENT STREET EQUITY FUND

Proposal 1:      The shareholders approved the new Investment Advisory Agreement
----------       with T. Leavell & Associates, Inc.

                                        Number of Shares
                       -------------------------------------------------
                        Affirmative           Against         Abstain
                       --------------        ---------       ----------
                        2,572,004.859        5,118.340        2,213.235

Proposal 2:      The shareholders approved the retention of fees and the payment
----------       of fees to T. Leavell &  Associates,  Inc. for the period April
                 15, 1998 through the date of the Special Meeting.

                        Affirmative           Against         Abstain
                       --------------        ---------       ----------
                        2,542,600.773        5,118.340       31,617.321


GOVERNMENT STREET BOND FUND

Proposal 1:      The shareholders approved the new Investment Advisory Agreement
----------       with T. Leavell & Associates, Inc.

                                        Number of Shares
                       -------------------------------------------------
                        Affirmative           Against         Abstain
                       --------------        ---------       ----------
                        2,611,436.773        7,958.190        5,657.166


Proposal 2:      The shareholders approved the retention of fees and the payment
----------       of fees  to T. Leavell & Associates,  Inc. for the period April
                 15, 1998 through the date of the Special Meeting.

                        Affirmative           Against         Abstain
                       --------------        ---------       ----------
                        2,584,250.663        7,958.190       32,843.276


ALABAMA TAX FREE BOND FUND

Proposal 1:      The shareholders approved the new Investment Advisory Agreement
----------       with T. Leavell & Associates, Inc.

                                        Number of Shares
                       -------------------------------------------------
                        Affirmative           Against         Abstain
                       --------------        ---------       ----------
                        2,824,203.355          0.000         1,563.991

Proposal 2:      The shareholders approved the retention of fees and the payment
----------       of fees to T. Leavell &  Associates,  Inc. for the period April
                 15, 1998 through the date of the Special Meeting.

                        Affirmative           Against         Abstain
                       --------------        ---------       ----------
                        2,819,934.282        4,269.073        1,563.991